UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 12, 2006

MARLIN BUSINESS SERVICES CORP.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-50448	38-3686388

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Fellowship Road, Mount Laurel, NJ		08054

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (888) 479-9111

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)     Appointment of Principal Financial Officer

          On April 12, 2006, Daniel P. Dyer, our Chairman and Chief Executive Officer, was appointed the acting principal financial officer of Marlin Business Services Corp. (the “Registrant” or “Corporation”).  Mr. Dyer will serve in this capacity on an interim basis while the Corporation continues its search for a permanent Chief Financial Officer.

          Mr. Dyer, age 47,has been Chairman of the Board of Directors and Chief Executive Officer since co-founding the Corporation in 1997.  Prior to that, from 1986 to 1997, Mr. Dyer served in a number of positions, most recently as Senior Vice President and Chief Financial Officer of Advanta Business Services, where he was responsible for financial and treasury functions.  Mr. Dyer is a Board Trustee of the Equipment Leasing & Finance Foundation.  Mr. Dyer received his undergraduate degree in accounting and finance from Shippensburg University and is a licensed certified public accountant (non-active status).

          There is no pre-existing arrangement or understanding which required that Mr. Dyer be selected to assume, on an interim basis, the duties of the Registrant’s acting principal financial officer.  Mr. Dyer has no familial relationship with any other of our directors or executive officers.

          As previously disclosed, Mr. Dyer and the Registrant are parties to an employment agreement, which was executed on October 14, 2003 and effective as of November 12, 2003 (the “Dyer Employment Agreement”).  The terms of the Dyer Employment Agreement were not amended in connection with his appointment as acting principal financial officer.  Mr. Dyer will serve in that capacity without receiving any additional remuneration. The material terms of the Dyer Employment Agreement are disclosed in our Definitive Proxy Statement pursuant to Section 14(a) of the Securities Exchange Act of 1934, filed on April 25, 2005 in connection with our 2005 Annual Meeting of Stockholders, which is hereby incorporated by reference herein.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARLIN BUSINESS SERVICES CORP.

(Registrant)
Date April 13, 2006

/s/ Daniel P. Dyer

Daniel P. Dyer
Chief Executive Officer